UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11, 2005

AVATECH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10715 Red Run Blvd., Suite 101, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 581-8080

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Some of the information set forth in this Current Report on Form 8-K was previously reported by the Registrant on a Current Report on Form 8-K filed on October 25, 2005. The information contained in this Current Report on Form 8-K supersedes the information contained in the October 25, 2005 Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2005, the Board of Directors of Avatech Solutions, Inc. (the “Company”) approved the letter agreement entered into on October 21, 2005 by the Company and W. James Hindman, its chairman of the Board of Directors, whereby Mr. Hindman extended his guarantee (the “Guarantee”) of the $700,000 line of credit maintained by Avatech Solutions Subsidiary, Inc., a controlled subsidiary of the Company, with K Bank. In consideration of the extension of the Guarantee, the Company paid Mr. Hindman a credit enhancement fee of $28,000 and, granted to the Hindman Family Dynasty Trust a warrant to purchase up to 100,000 shares of the Company’s common stock, at any time through October 21, 2008, at an exercise price of $1.02 per share. This warrant was issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVATECH SOLUTIONS, INC.
(Registrant)

Date: November 22, 2005	By:	/s/ Lawrence Rychlak
Lawrence Rychlak
Vice President and Chief Financial Officer